Exhibit 10.1

GUARANTY

June 12, 2014

This Guaranty (“Guaranty”) is made by Regency Energy Partners LP, a Delaware limited partnership (“Guarantor”), in favor of Midcontinent Express Pipeline LLC, a Delaware limited liability company (“MEP” and, together with Guarantor, the “Parties”). Capitalized terms used but not defined in this Guaranty have the meanings ascribed to them in the LLC Agreement (defined below).

WHEREAS, Kinder Morgan Operating L.P. “A,” a Delaware limited liability company (the “KM Member”), and Regency Midcontinent Express LLC (the “Regency Member,” and collectively with the KM Member, the “Members”) are party to the Amended and Restated Limited Liability Company Agreement of MEP, dated March 1, 2007 (the “LLC Agreement”); and

WHEREAS, MEP is party to that certain Indenture, dated September 16, 2009, with U.S. Bank National Association, as Trustee, governing MEP’s outstanding $350 million in principal amount of 5.45% Senior Notes due 2014 (the “2014 Notes”), which have a maturity date of September 15, 2014 (the “Maturity Date”); and

WHEREAS, in anticipation of the Maturity date, the Members are obligated to fund MEP’s repayment of the 2014 Notes on the Maturity Date through Capital Contributions in accordance with Section 4.2(e) of the LLC Agreement; and

WHEREAS, in lieu of immediate payment of its obligations under the LLC Agreement, the Regency Member wishes to supplement MEP’s liquidity prior to the Maturity Date by delivery of this Guaranty; and

WHEREAS, Guarantor will directly or indirectly benefit from the LLC Agreement and the Guaranty;

NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

1) Guaranty; Limitation of Liability. Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due by the Regency Member of its Special Consent Contribution Amount pursuant to the Special Consent dated June 11, 2014 (including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by MEP in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations that might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty. Notwithstanding anything contained herein to the contrary, the liability of Guarantor shall not exceed $176,000,000.

2) No Setoff or Deductions. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.

3) Termination of Guaranty. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations are indefeasibly paid in full (the “Termination Date”).

4) Waiver of Notices. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which the Guarantor might otherwise be entitled.

5) Subrogation. The Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid in full. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of MEP and shall forthwith be paid to MEP to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

6) Waiver of Suretyship Defenses. The Guarantor agrees that MEP may, at any time and from time to time, and without notice to the Guarantor, make any agreement with the Regency Member or with any other person or entity liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of the Guarantor under this Guaranty. The Guarantor waives any defense arising by reason of any disability or other defense of the Regency Member or any other guarantor, or the cessation from any cause whatsoever of the liability of the Regency Member, or any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Regency Member and waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder. The Guarantor waives any right to enforce any remedy which MEP now has or may hereafter have against the Regency Member. Further, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

7) Exhaustion of Other Remedies Not Required. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations. The Guarantor waives diligence by MEP and action on, delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring MEP to exhaust any right or remedy or to take any action against the Regency Member, any other guarantor or any other person, entity or property before enforcing this Guaranty against the Guarantor.

8) Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Regency Member or any other person or entity or otherwise, as if such payment had not been made and whether or not MEP is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9) Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Regency Member or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by MEP.

10) Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of MEP’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of MEP in any case commenced by or against the Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

11) Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by MEP and the Guarantor.

12) No Waiver; Enforceability. No failure by MEP to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

13) Assignment; Governing Laws; Jurisdiction. This Guaranty shall (a) bind the Guarantor and its successors and assigns; provided, however, that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of MEP (and any attempted assignment without such consent shall be void), (b) inure to the benefit of MEP and its successors and assigns, and (c) be governed by the internal laws of the State of Texas. The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.

14) Representations and Warranties. The Guarantor represents and warrants that (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (ii) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (iii) by virtue of its relationship with the Regency Member, the execution, delivery and performance of this Guaranty is for the direct benefit of the Guarantor and it has received adequate consideration for this Guaranty.

15) Covenant to Maintain Liquidity. Guarantor covenants and agrees that, from the date hereof until the Termination Date, it will reserve and maintain not less than $175,000,000 in available borrowing capacity under its Credit Facility (hereinafter defined) for the purpose of fulfilling its obligations under this Guaranty. “Credit Facility” means that certain Sixth Amended and Restated Credit Agreement, dated as of May 21, 2013, among the Guarantor, Regency Gas Services LP, the subsidiary guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent, as amended by that certain first amendment thereto dated as of February 18, 2014, and as such agreement may be further amended, restated or extended, and any replacement agreement or substitute liquidity facility or line of credit.

16) WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND MEP EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed as of the date first above written.

REGECNY ENERGY PARTNERS LP

By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

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